UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

Entertainment Properties Trust

(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 West Pershing Road, Suite 201

Kansas City, Missouri 64108

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 6, 2010, Entertainment Properties Trust (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and KeyBanc Capital Markets Inc., for themselves and as representatives of the underwriters named therein (the “Underwriters”), in connection with the public offering of 3,600,000 of the Company’s common shares of beneficial interest (the “Common Shares”), par value $0.01 per share, and the granting of an over-allotment option for an additional 540,000 Common Shares to the Underwriters. The Company has filed a prospectus supplement with the Securities and Exchange Commission in connection with this public offering.

The Company intends to use the net proceeds of the offering for general business purposes, which may include funding the acquisition, development or financing of properties, or the repayment of debt. Pending this application, the Company expects to use the net proceeds to reduce indebtedness under its revolving credit facility and to invest any remaining net proceeds in interest-bearing securities which are consistent with the Company’s qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

From time to time, the Underwriters and/or their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company for which they have received, and expect to receive, customary fees and commissions for these transactions. Citicorp North America, Inc., an affiliate of one of the Underwriters, Citigroup Global Markets Inc., is a lender under the Company’s revolving credit facility and will receive approximately 11.6% of any proceeds of the offering that are used to repay indebtedness under the credit facility. Goldman, Sachs Lending Partners LLC, an affiliate of one of the Underwriters, Goldman, Sachs & Co., is also a lender under the credit facility and will receive approximately 9.3% of any proceeds from this offering that are used to repay indebtedness under the credit facility. Additionally, affiliates of Goldman, Sachs & Co. currently own approximately 6.2% of our common stock. JPMorgan Chase Bank, N.A., an affiliate of one of the Underwriters, J.P. Morgan Securities, Inc., is also a lender under the credit facility and will receive approximately 18.6% of any proceeds from the offering that are used to repay indebtedness under the credit facility. KeyBank National Association, an affiliate of one of the Underwriters, KeyBanc Capital Markets Inc., is also a lender under the credit facility and will receive approximately 18.6% of any proceeds of the offering that are used to repay indebtedness under the credit facility. Royal Bank of Canada, an affiliate of one of the Underwriters, RBC Capital Markets Corporation, is also a lender under the credit facility and will receive approximately 18.6% of any proceeds of the offering that are used to repay indebtedness under the credit facility.

The foregoing description of the underwriting agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the underwriting agreement, which is attached as Exhibit 1.1, and are incorporated herein by reference.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO THE COMPANY’S PLANNED ISSUANCE OF THE COMMON SHARES (INCLUDING THE OVER-ALLOTMENT OPTION) AND ITS INTENDED USE OF THE PROCEEDS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE COMPANY’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated May 6, 2010, among Entertainment Properties Trust and Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and KeyBanc Capital Markets Inc.

Exhibit 5.1	Opinion of Stinson Morrison Hecker LLP as to the legality of the Common Shares.

Exhibit 8.1	Opinion of Stinson Morrison Hecker LLP regarding certain U.S. Federal Income Tax Matters in connection with the issuance of the Common Shares.

Exhibit 23.1	Consent of Stinson Morrison Hecker LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

Exhibit 23.2	Consent of Stinson Morrison Hecker LLP to the filing of Exhibit 8.1 herewith (included in its opinion filed as Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT PROPERTIES TRUST

By:	/s/ Mark A. Peterson
Name:	Mark A. Peterson
Title:	Vice President, Treasurer and Chief Financial Officer

Date: May 11, 2010

INDEX TO EXHIBITS

Exhibit	Description

Exhibit 1.1	Underwriting Agreement, dated May 6, 2010, among Entertainment Properties Trust and Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and KeyBanc Capital Markets Inc.

Exhibit 5.1	Opinion of Stinson Morrison Hecker LLP as to the legality of the Common Shares.

Exhibit 8.1	Opinion of Stinson Morrison Hecker LLP regarding certain U.S. Federal Income Tax Matters in connection with the issuance of the Common Shares.

Exhibit 23.1	Consent of Stinson Morrison Hecker LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

Exhibit 23.2	Consent of Stinson Morrison Hecker LLP to the filing of Exhibit 8.1 herewith (included in its opinion filed as Exhibit 8.1).